Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of New York Community Bancorp, Inc. of our report dated March 1, 2022 relating to the financial statements of Flagstar Bancorp, Inc., which appears in New York Community Bancorp, Inc.’s Current Report on Form 8-K dated October 28, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

October 28, 2022

  PricewaterhouseCoopers LLP, One Detroit Center, 500 Woodward Avenue, Detroit, MI 48226

  T: (313) 394-6000, F: (313) 394-6555, www.pwc.com/us